Exhibit 99.1

Financial Information of Boyd Gaming Corporation

The following table presents the condensed consolidated statement of operations of Boyd Gaming Corporation for the twelve months ended September 30, 2010.

Twelve months ended
(in thousands)	September 30, 2012
(unaudited)
Gaming	$1,664,660
Food and beverage	311,116
Room	183,301
Other	115,848

Gross revenues	2,274,925
Less promotional allowances	301,018

Net revenues	1,973,907

Costs and expenses
Gaming	798,171
Food and beverage	163,787
Room	46,210
Other	93,443
Selling, general and administrative	338,086
Maintenance and utilities	126,955
Depreciation and amortization	187,008
Corporate expense	49,176
Preopening expenses	8,015
Write-downs and other charges, net	5,297

Total costs and expenses	1,816,148

Operating income from Borgata	16,351

Operating income	174,110

Other expense (income)
Interest income	(5)
Interest expense, net of amounts capitalized	142,462
Gain on early retirements of debt	(7,172)
Other income	(10,000)
Gain on equity distribution	(2,535)
Other non-operating expenses	3
Other non-operating expenses from Borgata, net	6,206

Total other expense, net	128,959

Income before income taxes	45,151
Income taxes	(9,601)
Net income	35,550
Noncontrolling interest	(19,166)

Net income attributable to Boyd Gaming Corporation	$16,384

The following table reconciles the effect of the consolidation of Borgata from a basis comparable to the historical reporting of Boyd Gaming Corporation for the twelve months ended September 30, 2010.

	Twelve months ended September 30, 2010 (unaudited)
(in thousands)	Boyd Gaming Corp Consolidated	MDDC LLC 3/24/2010 to 9/30/2010	Adjustments	Boyd Gaming Corp Historical
Gaming	$1,664,660	$(357,314)	$—	$1,307,346
Food and beverage	311,116	(82,372)	—	228,744
Room	183,301	(64,042)	—	119,259
Other	115,848	(24,047)	—	91,801

Gross revenues	2,274,925	(527,775)	—	1,747,150
Less promotional allowances	301,018	(116,420)	—	184,598

Net revenues	1,973,907	(411,355)	—	1,562,552

Costs and expenses
Gaming	798,171	(141,649)	—	656,522
Food and beverage	163,787	(39,593)	—	124,194
Room	46,210	(8,593)	—	37,617
Other	93,443	(19,528)	—	73,915
Selling, general and administrative	338,086	(64,473)	—	273,613
Maintenance and utilities	126,955	(35,337)	—	91,618
Depreciation and amortization	187,008	(36,313)	—	150,695
Corporate expense	49,176	—	—	49,176
Preopening expenses	8,015	—	—	8,015
Write-downs and other charges, net	5,297	(8)	—	5,289

Total costs and expenses	1,816,148	(345,494)	—	1,470,654

Operating income from Borgata	16,351	—	32,937	49,288

Operating income	174,110	(65,861)	32,937	141,186

Other expense (income)
Interest income	(5)	—	—	(5)
Interest expense, net of amounts capitalized	142,462	(23,347)	—	119,115
Gain on early retirements of debt	(7,172)	—	—	(7,172)
Other income	(10,000)	—	—	(10,000)
Gain on equity distribution	(2,535)	—	—	(2,535)
Other non-operating expenses	3	—	—	3
Other non-operating expenses from Borgata, net	6,206	—	13,772	19,978

Total other expense, net	128,959	(23,347)	13,772	119,384

Income before income taxes	45,151	(42,514)	19,165	21,802
Income taxes	(9,601)	4,183	—	(5,418)

Net income	35,550	(38,331)	19,165	16,384
Noncontrolling interest	(19,166)	—	19,166	—

Net income attributable to Boyd Gaming Corporation	$16,384	$(38,331)	$38,331	$16,384

The following table calculates EBITDA from net income for the twelve months ended September 30, 2010.

Twelve months ended
(in thousands)	September 30, 2010
(unaudited)

EBITDA
Net income (loss) attributable to Boyd Gaming Corporation	$16,384
Interest expense	119,115
Income taxes	5,418
Depreciation and amortization	150,695

EBITDA	$291,612

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings, Adjusted Earnings Per Share (Adjusted EPS) and net revenues (excluding the 8 days of consolidation for Borgata). The following discussion defines these terms and why we believe they are useful measures of our performance.

In this report, and the Company’s periodic reports filed with the Securities and Exchange Commission, Dania Jai-Alai’s results are included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for Reportable Segment Adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company’s periodic reports, corporate expense is presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on- going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this report because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, net, increase in value of derivative instruments, gain on early retirements of debt, other non-operating expenses, and our share of Borgata’s non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes corporate expense. A reconciliation of Adjusted EBITDA to net income (loss), based upon GAAP, is included in the financial schedules accompanying this report.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before preopening expenses, increase in value of derivative instruments, write-downs and other charges, net, gain on early retirements of debt, prior period interest expense related to the finalization of our purchase price for Dania Jai-Alai, accelerated interest expense related to our bank credit facility amendment, certain one-time permanent tax readjustments, other non-operating expenses, and our share of Borgata’s preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net loss based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this report.

Pro Forma Effect of Consolidation of Borgata

The effective change in control of Borgata was triggered at the end of the first quarter 2010. For purposes of comparability throughout this report, when such results are reported on a consolidated basis, the results of the prior year are retroactively recast to present such results on a consolidated basis, comparable to the current period, as if the consolidation of Borgata had occurred as of the beginning of the period presented (i.e. July 1, for the three months ended September 30, 2009).

Limitations on the Use of Non-GAAP Measures

The use of Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.